As filed with the United States Securities and Exchange Commission on July 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sundial Growers Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Province of Alberta	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#200, 919 – 11 Avenue SW

Calgary, AB T2R 1P3

(403) 948-5227

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

Telephone: +1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Lehner Merritt Johnson Shearman & Sterling LLP 199 Bay Street Toronto, ON M5L 1E8 (416) 360-8484	Rima Ramchandani Janan Paskaran Torys LLP 79 Wellington Street West Toronto, ON M5K 1N2 (416) 865-0040	Rob Lando Osler, Hoskin & Harcourt LLP 620 8th Avenue, 36th Floor New York, NY 10018 (212) 867-5800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-232573

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common shares, no par value	1,150,000	$13.00	$14,950,000	$1,811.94

(1)

Represents only the additional number of shares being registered and includes 150,000 additional common shares that the underwriters have the option to purchase solely to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form F-1, as amended (File No. 333-232573).

(2)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act of 1933, as amended. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $161,000,000 on a registration statement on Form F-1, as amended (File No. 333-232573), which was declared effective by the Securities and Exchange Commission on July 31, 2019. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder at the proposed maximum aggregate offering price per share represents no more than 20% of the maximum aggregate offering price of the securities initially registered pursuant to the registrant’s registration statement on Form F-1, as amended (File No. 333-232573).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Sundial Growers Inc., or the Registrant, is filing this registration statement with the Securities and Exchange Commission, or the Commission, pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form F-1, as amended (File No. 333-232573), of the Registrant, including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on July 31, 2019, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1*	Opinion of Torys LLP as to the validity of the shares

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP (U.K.)

23.3*	Consent of Torys LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed as part of the registration statement on Form F-1 (Registration No. 333-232573) on July 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 31, 2019.

By:	/s/ Torsten Kuenzlen
Name:	Torsten Kuenzlen
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Torsten Kuenzlen	Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2019
Torsten Kuenzlen

/s/ James Keough	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2019
James Keough

/s/ Edward Hellard	Executive Chairman and Director	July 31, 2019
Edward Hellard

*	Non-Executive Chairman and Director	July 31, 2019
Greg Mills

*	Director	July 31, 2019
Gregory Turnbull

*	Director	July 31, 2019
Lee Tamkee

*	Director	July 31, 2019
Elizabeth Cannon

*By: /s/ Torsten Kuenzlen
Name: Torsten Kuenzlen
Title: Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Sundial Growers Inc., has signed this registration statement on July 31, 2019.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director, Puglisi & Associates